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                                                                    EXHIBIT 10.3

                              AMENDMENT NUMBER ONE

                                       TO

                     THOMAS SENKBEIL'S EMPLOYMENT AGREEMENT

         This Amendment Number One is made to the Employment Agreement (the "Agreement") by and between Post Properties, Inc. (the "Company") and Thomas Senkbeil (the "Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement; and

         WHEREAS, the Company and Executive desire to adopt this Amendment Number One to modify Executive's Employment Agreement;

         NOW, THEREFORE, the Company and Executive hereby agree as follows:

                                       I.

         Section 3 (Section 3) shall be stricken from the Agreement and replaced in its entirety with the following:

SECTION 3.        TERM.

         Unless earlier terminated in accordance with Section 4, the employment of Executive under this Agreement shall commence as of the date of this Agreement and shall continue up to, but not including, the third anniversary of such date; provided, however, that, unless the Board or Executive decides otherwise, and notifies the other party of that decision in writing before an anniversary of the date of this Agreement, the three year term of this Agreement shall renew on the first anniversary of each successive anniversary of the date of this Agreement so that the term of Executive's employment under this Agreement shall never be less than two (2) years.

                                       II.

         Section 4 (Section 4) shall be stricken from the Agreement and replaced in its entirety with the following:

SECTION 4.        TERMINATION.

         The Company may terminate this Agreement at any time; provided, that if termination is without Cause or Executive resigns for Good Reason, the Company shall continue to pay Executive pursuant to its standard payroll practices all Cash Compensation owed to Executive under the remaining term of this Agreement as if he were still employed. In addition, if termination is without Cause or Executive resigns for Good Reason, the Company shall, to the extent permitted, continue to provide to Executive for the remaining term of the Agreement the same coverage and benefits as Executive was provided under the Company's benefit plans pursuant to Section 5.9 of this Agreement on the day before Executive's employment terminated. If the Company cannot provide such coverage and benefits under the Company's employee benefit plans, the Company shall either provide such coverage and benefits to Executive outside such plans at no additional expense or tax liability to Executive or shall reimburse Executive for Executive's cost to purchase such coverage and benefits and for any tax liability for such reimbursements. In addition, notwithstanding anything contained herein to the contrary, in the event that Executive is terminated without Cause or resigns for Good Reason, Executive's options, restricted stock grants, and any compensation owing under the Shareholder Value Plan shall continue to vest through the remainder of the term of this Agreement as if Executive were still employed, and the stock granted pursuant to Section 5.5(b) shall continue to vest ratably through the remainder of the term of this Agreement and, if necessary, additional stock shall vest at the end of the term so that a minimum of 5/8's of the shares of common stock granted under Section 5.5(b) shall have vested by the end of the term of this Agreement. Notwithstanding anything contained herein to the contrary, Executive further agrees that termination for Cause shall result in the immediate termination and forfeiture of all rights to compensation and benefits, including any options to purchase Company stock which have not vested, as provided herein.

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                                      III.

         The following shall be added to Section 6 (Section 6) as Section 6(a)(4) (Section 6(a)(4)):

         (4) If Executive is entitled to and accepts benefits under Section 6 of this Agreement, Executive shall not be entitled to and shall not receive any benefits under Section 4 of this Agreement.

                                       IV.

         The changes made in this Amendment Number One to the Agreement shall be effective retroactive to the date the Agreement was executed.

                                       V.

         This Amendment Number One may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment Number One.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment Number One to Executive's Employment Agreement this 1st day of August, 2003.

                                    POST PROPERTIES, INC.

                                    By: /s/ David P. Stockert
                                        ----------------------------------------
                                    Name: David P. Stockert
                                    Title: President and Chief Executive Officer

                                    EXECUTIVE

                                    /s/ Thomas Senkbeil
                                    --------------------------------------------
                                    Thomas Senkbeil